STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

Notice of Annual Meeting of Stockholders to be Held
on June 11, 2002

     The Annual Meeting of Stockholders of Staples, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on June 11, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect four Class 2 Directors to serve for a three-year term expiring at the 2005 Annual Meeting of Stockholders.

(2)	To ratify the selection of Ernst & Young LLP as Staples’ independent auditors for the current fiscal year.

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 19, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books will remain open.

By Order of the Board of Directors, Jack A. VanWoerkom, Secretary

Framingham, Massachusetts
May 3, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THIS PROXY STATEMENT AND THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

“STREET NAME” HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

STAPLES, INC.
500 Staples Drive
Framingham, Massachusetts 01702

PROXY STATEMENT
For the Annual Meeting of Stockholders on June 11, 2002

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Staples, Inc. (“Staples” or the “Company”) for use at the Annual Meeting of Stockholders to be held on June 11, 2002 beginning at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournment or postponement of that meeting. An annual report, consisting of Staples’ Annual Report on Form 10-K for the fiscal year ended February 2, 2002 and other information required by rules of the Securities and Exchange Commission, is being mailed to stockholders, along with these proxy materials, on or about May 3, 2002.

What is the purpose of the Annual Meeting?

     At the Company’s Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors, ratification of the Company’s independent auditors and consideration of such other business as may properly come before the meeting.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 19, 2002, are entitled to receive notice of the Annual Meeting and to vote their shares of Staples common stock at the meeting, or any postponement or adjournment of the meeting. Holders of Staples common stock are entitled to one vote per share.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Staples common stock outstanding on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 467,023,690 shares of Staples common stock of the Company were outstanding and entitled to vote. Proxies received marked as withholding authority, abstentions, and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete, sign and return the accompanying proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote in favor of the matters to be voted upon. If you are a stockholder as of the record date and attend the meeting, you may deliver your completed proxy card or vote in person at the meeting.

Can I submit a proxy by the Internet or by telephone?

     If you are a registered stockholder (you hold your stock in your own name), you may submit a proxy by the Internet by following the instructions at http://www.eproxy.com/spls or by telephone by calling 1-800-435-6710. If your shares are held in “street name”, you will need to contact your broker or other nominee to determine whether you will be able to submit a proxy by the Internet or by telephone.

Can I change my proxy after I return my proxy card?

     Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

What is the vote required to approve each matter?

     Election of Directors — The affirmative vote of the holders of a plurality of the votes of the shares of Staples common stock voting on the matter is required for the election of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum.

     Independent Auditors — The affirmative vote of the holders of a majority of the shares of Staples common stock voting on the matter is required for the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year. A properly executed proxy marked “ABSTAIN” will not be counted as a vote cast on such matter, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have no effect on the vote to ratify the selection of Ernst & Young LLP.

Are there other matters to be voted on at the meeting?

     The Board of Directors does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their best judgment.

All references in this proxy statement to transactions in common stock reflect the three-for-two stock split of Staples common stock effected in the form of 50% stock dividends distributed on January 28, 1999.

PROPOSAL 1—ELECTION OF DIRECTORS

     Staples’ Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or to the earlier of their death, resignation or removal). The persons named in the enclosed proxy will, upon receipt of a properly executed proxy, vote to elect Brenda C. Barnes, Mary Elizabeth Burton, Richard J. Currie and Rowland T. Moriarty as Class 2 Directors for a term expiring at the 2005 Annual Meeting, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Except for Ms. Barnes and Mr. Currie, each of the nominees is currently a Class 2 Director of Staples. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

     Set forth below are the names and certain information with respect to each of the nominees to serve as a Director of Staples.

Nominees to Serve as Directors for a Three-Year Term Expiring at the 2005 Annual Meeting (Class 2 Directors)

Served as a Director Since

Brenda C. Barnes, age 48	New Nominee
An adjunct professor at Kellogg Graduate School of Business and North Central
College since January 2002. Ms. Barnes was President of Starwood Hotels &
Resorts from November 1999 to March 2000. Prior to that, she served as
President & CEO of Pepsi-Cola North America from 1996 to February 1998. Ms.
Barnes is also a Director of Avon Products, Inc., New York Times Company,
Sears, Roebuck & Co. and PepsiAmericas

Mary Elizabeth Burton, age 50	1993
Chief Executive Officer of BB Capital, Inc., an investment and consulting company, since July 1992. Ms. Burton was Chief Executive Officer of the
Cosmetic Center, Inc., a chain of 250 specialty retail stores, from June 1998 to April 1999. Prior to that, she served as Chief Executive Officer of PIP
Printing from July 1991 to July 1992, and as Chief Executive Officer of
Supercuts, Inc. from September 1987 to June 1991. She is also a Director of
The Sports Authority, Inc.

Richard J. Currie, age 64	New Nominee
President and a Director of George Weston Limited, a food processor and retailer, since June 1996. Mr. Currie is also a Director of Bell Canada
Enterprises, Inc., Teleglobe, Inc. and CAE, Inc.

Rowland T. Moriarty, age 55	1986
Chairman and Chief Executive Officer of Cubex Corporation, a consulting company, since 1981. Mr. Moriarty was a professor at Harvard Business School from September 1982 to September 1992. He is also a Director of Trammel Crow
Company and Charles River Associates, Inc.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS. 4

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as Staples’ independent auditors for the current fiscal year. Ernst & Young LLP has served as Staples’ independent auditors since Staples’ inception. Although stockholder approval of the Board of Directors’ selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

     Ernst & Young LLP billed the Company an aggregate of $976,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended February 2, 2002 included in the Company’s Annual Report on Form 10-K and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during that fiscal year.

Financial Information Systems Design and Implementation Fees

     For the fiscal year ended February 2, 2002, Ernst & Young LLP did not provide the Company and its affiliates with any professional services in connection with the design and implementation of financial information systems.

All Other Fees

     For the fiscal year ended February 2, 2002, Ernst & Young LLP billed the Company an aggregate of $9,457,000 in fees for other services rendered to the Company and its affiliates, including audit-related service fees of $430,000 and tax service fees of $9,027,000. Audit-related service fees include fees for pension and statutory audits, information technology security services, accounting consultations and SEC registration statements. Ernst & Young LLP did not provide any internal audit services to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

OTHER MATTERS

     All costs of solicitation of proxies will be borne by Staples. Staples may engage Mellon Investor Services L.L.C. to perform certain ministerial services in connection with the proxy solicitation process at a cost anticipated not to exceed $7,000. In addition to solicitations by mail, Staples’ Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, electronic communication and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Staples will reimburse them for their related out-of-pocket expenses.

     Stockholders who intend to present stockholder proposals at the 2003 Annual Meeting of Stockholders and desire to include such proposals in the Company’s proxy materials relating to that meeting should contact the Corporate Secretary at 500 Staples Drive, Framingham, MA 01702. Such stockholder proposals must be received not later than January 3, 2003 and must be in compliance with applicable laws and regulations under Rule 14a-8 under the Securities Exchange Act of 1934 in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

     If a stockholder wishes to present a proposal at the Company’s annual meeting of stockholders and the proposal is not intended to be included in the Company’s proxy statement for such meeting, the stockholder must give advance notice to Staples in accordance with the Company’s By-laws, as further described below. If a stockholder gives notice of such a proposal after the applicable deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. For the 2002 Annual Meeting of Stockholders, the Corporate Secretary of the Company generally must have received such notice at the address noted above on or after March 13, 2002, which is the date that is 90 calendar days before the meeting, but prior to April 12, 2002, which is the date that is 60 calendar days before the meeting. However, since less than 70 calendar days notice or prior public disclosure of the date of the meeting has been given or made to stockholders, the Company’s By-laws provide that such advance notice must be mailed or delivered to the Corporate Secretary not later than the close of business on May 13, 2002, which is the tenth calendar day following the date on which the notice of the meeting was mailed or public disclosure was made to stockholders.

     As of the date of this proxy statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting. Should any other matter requiring a vote of the stockholders arise and be properly presented at the Annual Meeting, the proxy included with this proxy statement confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter, in accordance with their best judgment.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT YOUR PROXY. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Corporate Secretary at the following address or phone number: 500 Staples Drive, Framingham, Massachusetts 01702, telephone (508) 253-5000. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the beneficial ownership of Staples’ common stock as of April 15, 2002 (i) by each person who is known by Staples to beneficially own more than 5% of the outstanding shares of Staples common stock, (ii) by each Director and nominee for Director, (iii) by each of the Senior Executives named in the Summary Compensation Table set forth under the caption “Executive Compensation” below, and (iv) by all current Directors and executive officers as a group:

Name of beneficial owner	Number of shares beneficially owned (1)		Shares acquirable within 60 days (2)	Percentage of outstanding common stock (3)

5% Stockholders
Wellington Management Co., LLP	53,494,868	(4)	—	11.46%
75 State Street
Boston, MA 02109
FMR Corp.	52,333,264	(5)	—	11.21%
82 Devonshire Street
Boston, MA 02109
Directors and Senior Executives
Thomas G. Stemberg	2,453,451	(6)	4,276,794	1.43%
Martin Trust	2,360,520	(7)	84,374	*
Ronald L. Sargent	442,216		1,745,000	*
Robert C. Nakasone	324,781	(8)	122,815	*
Rowland T. Moriarty	216,281	(9)	179,294	*
Mary Elizabeth Burton	66,000		124,969	*
Paul F. Walsh	26,965	(10)	122,342	*
James L. Moody, Jr	35,955		77,812	*
Basil L. Anderson	71,500		50,437	*
George J. Mitchell	16,619		24,187	*
Arthur M. Blank	0		0	—
Brenda C. Barnes	0		0	—
Richard J. Currie	0		0	—
Joseph S. Vassalluzzo	246,172		890,934	*
John J. Mahoney	224,678		814,787	*
Susan S. Hoyt	112,402		329,313	*
All current Directors and executive	7,205,085		10,442,218	3.70%
officers as a group (28 persons)

*	Less than 1%

(1)	Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Does not reflect the number of shares issuable upon the exercise of stock options available on April 15, 2002 or within 60 days thereafter.

(2)	Reflects the number of shares issuable upon the exercise of stock options available on April 15, 2002 or within 60 days thereafter.

(3)	Number of shares deemed outstanding includes 466,885,743 shares of Staples common stock outstanding as of April 15, 2002 and any options for shares that are exercisable by such beneficial owner within 60 days after April 15, 2002.

(4)	Wellington Management Company, LLP (“WMC”), in its capacity as investment adviser, may be deemed to beneficially own these shares which are held of record by clients of WMC. WMC has shared voting power with respect to 29,840,068 shares and shared dispositive power with respect to 53,494,868 shares. Based on WMC’s Schedule 13G filed with the Securities and Exchange Commission as of February 12, 2002.

(5)	Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. (“FMR”) and an investment adviser, is the beneficial owner of 50,539,618 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d, Chairman of FMR (“ECJ”), FMR, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 50,539,618 shares owned by the Fidelity Funds. Neither FMR nor ECJ has sole power to vote or to direct the voting of the shares owned by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees. Fidelity Management Trust Company (“FMTC”), a wholly owned subsidiary of FMR, is the beneficial owner of 1,336,849 shares as a result of its serving as investment manager of the institutional account(s). ECJ and FMR, through its control of FMTC, each has sole dispositive power over the 1,336,849 shares and sole power to vote or to direct the voting of 1,125,899 of the shares, and no power to vote or to direct the voting of 210,950 of the shares owned by the institutional account(s) described in the immediately preceding sentence. Strategic Advisers, Inc., a wholly owned subsidiary of FMR and an investment adviser (“SA”), is the beneficial owner of 2,817 shares. SA does not have sole power to vote or to direct the voting of the 2,817 shares held for its clients, and has sole dispositive power over such shares. Fidelity International Limited, a Bermudan joint stock company and an investment adviser (“FIL”), is the beneficial owner of 453,980 shares. FIL has sole power to vote and sole power to dispose of these 453,980 shares. Formerly a majority-owned subsidiary of Fidelity, FIL currently operates as an entity independent of FMR and Fidelity. A partnership controlled by ECJ and members of his family owns shares of FIL voting stock and ECJ is Chairman of FIL. Based on FMR’s Schedule 13G filed with the Securities and Exchange Commission as of February 14, 2002.

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(6)	Includes 40,397 shares owned by Thomas G. Stemberg 2000 Trust; 67,318 shares owned by Thomas G. Stemberg 2000 Trust #2; 150,000 shares owned by Thomas G. Stemberg 2002 Trust; and 4,947 shares owned by Mr. Stemberg’s wife.

(7)	Includes 2,224,006 shares owned by Trust Investments, Inc.; 17,083 shares owned by Mr. Trust’s wife; and 24,136 shares owned by 1999 MTDT Descendants’ Trust.

(8)	Includes 183,092 shares owned by Robert C. Nakasone Trust; 104,802 shares owned by The Nakasone Charitable Trust; and 29,687 shares owned by The Nakasone Family Foundation.

(9)	Includes 54,480 shares owned by Mr. Moriarty’s children and 5,000 shares owned by Cubex Money Purchase Plan and Trust, a retirement fund established for Mr. Moriarty’s benefit.

(10)	Includes 165 shares held by Paul F. Walsh, IRA.

DIRECTORS OF STAPLES

     Set forth below are the names and certain information with respect to each current Director (other than the nominees) of Staples.

Directors Serving a Term Expiring at the 2004 Annual Meeting (Class 1 Directors)

Served as a Director Since

Arthur M. Blank, age 59	2001
Chairman, President & Chief Executive Officer of the Atlanta Falcons since
February 2002. Mr. Blank has also been Chairman, President and Chief Executive
Officer of AMB Group, LLC since February 2001 and Chairman of The Arthur M.
Blank Family Foundation since it was founded in 1995. Mr. Blank was
Co-Chairman of the Board of Directors of The Home Depot, Inc. from December
2000 until his retirement in May 2001 and was a Director of Home Depot from
1978 until May 2001. Mr. Blank served as President and Chief Executive Officer of Home Depot from 1997 to 2000 and as its President and Chief Operating
Officer from 1978 to 1997. Mr. Blank is also a Director of Cox Enterprises,
Inc., Post Properties, Inc. and several non-profit organizations.

James L. Moody, Jr., Lead Director, age 70	1995
Chairman of the Board of Hannaford Bros. Co., a food retailer, from May 1984 until his retirement in May 1997. Mr. Moody is also a Director of
UNUM/Provident Corporation, IDEXX Laboratories, Inc. and Empire Company
Limited, a publicly traded Canadian company.

Martin Trust, age 67	1987
Senior Advisor to The Limited, Inc. since August 2001. Prior to that, he served as President and Chief Executive Officer of Mast Industries, Inc., a
contract manufacturer, importer and wholesaler of women’s apparel and wholly-owned subsidiary of The Limited, Inc., from 1970 to August 2001. Mr.
Trust is also a Director of The Limited, Inc.

8

Served as a Director Since

Paul F. Walsh, age 53	1990
Chairman and Chief Executive Officer of Clareon Corporation, a global Internet business-to-business payment network, since March 2000. In addition, he has served as Chairman and Chief Executive Officer of MaineStay Holdings, a private equity investment firm, since September 1998. In January 1999, MaineStay
Holdings formed a partnership with Berkshire Partners and BancBoston Capital, two equity investment firms in Boston, resulting in the creation of iDEAL
Partners, of which Mr. Walsh served as Chairman and Chief Executive Officer from January 1999 to March 2000. From February 1995 to September 1998, Mr.
Walsh was President and Chief Executive Officer of Wright Express Corporation,
an information and financial services company. From January 1990 to January
1995, Mr. Walsh was Chairman of BancOne Investor Services Corporation, a
financial services company. Mr. Walsh is also a Director of Intelligent
Controls, Inc.

Directors Serving a Term Expiring at the 2003 Annual Meeting (Class 3 Directors)

Served as a Director Since

Basil L. Anderson, age 57	1997
A Vice Chairman of Staples since September 2001. Prior to joining Staples,
Mr. Anderson served as Executive Vice President--Finance and Chief Financial
Officer of Campbell Soup Company from April 1996 to April 2000. Prior to joining Campbell Soup, Mr. Anderson was with Scott Paper Company where he served in a variety of capacities beginning in 1975, including Vice President and Chief Financial Officer from February 1993 to December 1995.

George J. Mitchell, age 68	1998
Special Counsel at the law firm of Verner, Liipfert, Bernhard, McPherson and
Hand since 1995. Appointed to the United States Senate in 1980, Senator
Mitchell served until he left the Senate in 1995 as Majority Leader, a position he had held since January 1989. Senator Mitchell is also a Director of The Walt Disney Company, FedEx Corporation, UNUM/Provident Corporation,
Xerox Corporation, Casella Waste Systems, Inc., Starwood Hotels and Resorts,
MPS Group and Unilever.

Robert C. Nakasone, age 54	1986
Chief Executive Officer of NAK Enterprises, L.L.C., an investment and consulting company, since January 2000. Prior to that, he served as Chief
Executive Officer of Toys “R” Us, Inc., a retail store chain, from February
1998 to September 1999. Previously, Mr. Nakasone served in other positions with Toys “R” Us, including President and Chief Operating Officer from January
1994 to February 1998 and Vice Chairman and President of Worldwide Toy Stores
from January 1989 to January 1994.

9

Served as a Director Since

Ronald L. Sargent, age 46	1999
President and Chief Executive Officer since February 2002. Prior to that, he served in various capacities since joining Staples in March 1989, including
President and Chief Operating Officer of Staples from November 1998 to
February 2002, President--North American Operations from October 1997 to
November 1998, President--Staples Contract & Commercial from June 1994 to
October 1997 and Executive Vice President--Contract & Commercial and Vice
President--Staples Direct from September 1991 until June 1994. Mr. Sargent is also a Director of Yankee Candle Corporation.

Thomas G. Stemberg, age 53	1986
Chairman of the Board of Directors since February 1988 and an executive officer of Staples with the title of Chairman since February 2002. Mr.
Stemberg was Chief Executive Officer of Staples from January 1986 to February
2002. Mr. Stemberg is also a Director of PETsMART, Inc.

     Staples’ Chairman of the Board of Directors, Lead Director and executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. No family relationships exist between any of the executive officers or Directors of Staples.

Board and Committee Meetings

     The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. Committee membership as of May 3, 2002 was as follows:

Audit Committee	Compensation Committee

Paul F. Walsh, Chairman	Martin Trust, Chairman
Mary Elizabeth Burton	Arthur M. Blank
James L. Moody, Jr.	Robert C. Nakasone

Corporate Governance Committee	Executive Committee

George J. Mitchell, Chairman	James L. Moody, Jr.
James L. Moody, Jr.	Robert C. Nakasone
Rowland T. Moriarty	Thomas G. Stemberg

     The Audit Committee provides the opportunity for direct contact between Staples’ independent auditors and the Board. This Committee’s responsibilities include reviewing the auditors’ performance in the annual audit and in assignments unrelated to the audit, reviewing auditors’ fees, discussing Staples’ internal accounting control policies and procedures and considering and recommending the selection of Staples’ independent auditors. The Audit Committee met four times during the fiscal year ended February 2, 2002.

     The Compensation Committee’s responsibilities include setting the compensation levels of executive officers (subject to review by the Board of Directors), providing recommendations to the Board regarding compensation programs, administering Staples’ equity incentive, stock purchase and other employee benefit plans and authorizing option and restricted stock grants under the Amended and Restated 1992 Equity Incentive Plan and option grants under the 1997 United Kingdom Company Share Option Scheme. The Compensation Committee met four times during the fiscal year ended February 2, 2002.

     The Corporate Governance Committee’s responsibilities include providing recommendations to the Board regarding nominees for Director, membership on the Board committees, and succession matters for the Chief Executive Officer. This Committee will consider Director nominees recommended by stockholders. Stockholders who wish to recommend nominees for Director should submit recommendations in accordance with the Company’s By-laws to the Corporate Secretary who will forward them to the Corporate Governance Committee for consideration. The Corporate Governance Committee met four times during the fiscal year ended February 2, 2002.

     The Executive Committee of the Board of Directors is authorized, with certain exceptions, to exercise all of the powers of the Board in the management and affairs of Staples. It is intended that the Executive Committee shall take action only when reasonably necessary to expedite Staples’ interests between regularly scheduled Board meetings. The Executive Committee met one time during the fiscal year ended February 2, 2002.

     The Board of Directors met six times during the fiscal year ended February 2, 2002. Each incumbent Director attended at least 75% of the aggregate number of Board meetings and meetings of committees on which he or she then served.

Director Compensation

     Under the Amended and Restated 1990 Director Stock Option Plan (the “Amended and Restated Director Plan”) during the fiscal year ended February 2, 2002, Directors were compensated exclusively through equity of Staples rather than receiving a portion of their compensation in cash. Accordingly, other than as indicated below and except for reimbursement of expenses incurred in attending meetings of the Directors, non-employee Directors (“Outside Directors”) did not receive any fees or other cash compensation for their services as Directors. Senator Mitchell provides consulting services to the Company in return for an annual fee of $75,000. During the fiscal year ended February 2, 2002, the Company paid this fee to Senator Mitchell in the form of Staples common stock.

     The Amended and Restated Director Plan authorizes Staples to grant non-qualified stock options and make awards of Performance Accelerated Restricted Stock (“PARS”) to Outside Directors. Under the Amended and Restated Director Plan, Outside Directors will automatically receive, upon initial election as a member of the Board of Directors, a grant of options to purchase 15,000 shares of Staples common stock. In addition, on the date of the first regularly scheduled Board of Directors meeting following the end of each fiscal year, Outside Directors will automatically receive a grant of options to purchase 3,000 shares of Staples common stock for each regularly scheduled meeting day of the Board of Directors that such Outside Director attended during the previous 12 months, up to a maximum of 15,000 shares of Staples common stock.

     On the date that the PARS for any year are awarded to the executive officers, (1) each Outside Director are granted 400 PARS of Staples common stock for each regularly scheduled meeting day of the Board of Directors attended by such Director in the previous fiscal year (up to a maximum of 2,000 PARS), and (2) the Lead Director (as defined in the Amended and Restated Director Plan) and the Chairman of each of the Audit, Compensation, and Governance Committees of the Board of Directors are granted 200 PARS of Staples common stock for each regularly scheduled meeting day of the Board of Directors attended by such Outside Director in the previous fiscal year (up to a maximum of 1,000 PARS).

     With respect to the fiscal year ended February 2, 2002 and in accordance with the Amended and Restated Director Plan, on March 4, 2002, each of Ms. Burton and Messrs. Mitchell, Moody, Moriarty, Nakasone, Trust and Walsh was granted an option to purchase 15,000 shares of Staples common stock; Mr. Anderson and W. Mitt Romney, a former director, were each granted an option to purchase 9,000 shares of Staples common stock; and Mr. Blank was granted an option to purchase 6,000 shares of Staples common stock. Each option to purchase Staples common stock was granted at an exercise price of $20.00 per share. Pursuant to the Amended and Restated Director Plan, on the date during fiscal year 2002 that the PARS are awarded to the executive officers, the following will be awarded: Mr. Moody will be awarded 3,600 PARS of Staples common stock; Mr. Trust will be awarded 2,800 PARS of Staples common stock; Mr. Mitchell and Mr. Walsh will each be awarded 2,200 PARS of Staples common stock; Ms. Burton and Messrs. Moriarty and Nakasone will each be awarded 2,000 PARS of Staples common stock; Mr. Anderson will be awarded 1,800 PARS of Staples common stock; and Mr. Blank will be awarded 800 PARS of Staples common stock.

     All stock options granted under the Amended and Restated Director Plan are granted at an exercise price equal to the fair market value of Staples common stock on the date of grant. Options to purchase Staples common stock generally become exercisable on a cumulative basis over four years in four equal annual installments, commencing on the first anniversary of the date of grant.

     Recipients of PARS own shares of Staples common stock (which may be issued on a deferred basis) that vest over a period of time. Should the recipient cease to be a Director, Staples may at its option repurchase any unvested shares at a price equal to their original purchase price (if any). Except as otherwise determined by the Board of Directors, all PARS issued under the Amended and Restated Director Plan shall be issued without the payment of any cash purchase price by the recipient. The restrictions on transfer and forfeiture provisions of the PARS to be granted to the Outside Directors shall lapse on the same basis as PARS awarded to Staples’ executive officers for the fiscal year ended February 2, 2002. See “Executive Compensation--Performance Accelerated Restricted Stock Awards.”

Executive Compensation

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of Staples’ Chief Executive Officer and the four other most highly compensated executive officers of Staples during the fiscal year ended February 2, 2002 (the “Senior Executives”).

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Restricted Stock Awards ($)(2)		Common Stock Options (#) (2)		All Other Compensation ($)(3)

Thomas G. Stemberg	2001	728,533	182,198	1,365,000	(4)	350,000		29,978
Chairman & Chairman	2000	710,117	243,624	1,418,750	(4)	600,000		30,252
of the Board	1999	682,083	525,147	2,075,000	(4)	300,000		22,844

Ronald L. Sargent	2001	714,667	134,505	2,388,750	(5)	1,025,000		14,898
President & Chief	2000	544,250	149,375	1,064,062	(6)	600,000		5,449
Executive Officer	1999	522,917	322,078	1,556,250	(6)	225,000		31,934

John J. Mahoney	2001	498,633	74,831	614,250	(7)	100,000		15,795
Exec. Vice President,	2000	482,050	121,278	638,437	(7)	308,514	(8)	19,187
& Chief Administrative	1999	463,000	261,413	933,750	(7)	230,394	(9)	41,876
Officer

Joseph S. Vassalluzzo	2001	498,633	74,831	614,250	(10)	100,000		17,750
Vice Chairman	2000	482,050	121,278	638,437	(10)	408,514	(11)	5,523
	1999	463,000	261,413	933,750	(10)	230,394	(12)	46,947

Susan S. Hoyt	2001	463,517	57,972	341,250	(13)	50,000		23,142
Exec. Vice President,	2000	445,767	101,954	354,687	(13)	129,730	(14)	29,214
Human Resources	1999	428,292	220,424	518,750	(13)	120,670	(15)	26,127

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(1)	Represents amounts paid under Staples’ Executive Officer Incentive Plan or Executive Bonus Plan for the relevant fiscal year.

(2)	Amounts reflect the three-for-two stock split effected on January 28, 1999.

(3)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive for each year shown. Represents an actuarial equivalent benefit to the Senior Executive from payment of annual premiums by the Company under a split dollar insurance program.

(4)	Reflects an award of 100,000 shares of PARS to Mr. Stemberg in each year at a per share value of $13.65 for the 2001 grant, $14.1875 for the 2000 grant and $20.75 for the 1999 grant. As of February 2, 2002, each year’s grant had a total value of $1,793,000. See “Performance Accelerated Restricted Stock Awards.”

(5)	Reflects an award of 175,000 shares of PARS to Mr. Sargent at a per share value of $13.65. As of February 2, 2002, these restricted shares owned by Mr. Sargent had a total value of $3,137,750. See “Performance Accelerated Restricted Stock Awards.”

(6)	Reflects an award of 75,000 shares of PARS to Mr. Sargent in each year at a per share value of $14.1875 for the 2000 grant and $20.75 for the 1999 grant. As of February 2, 2002, each year’s grant had a total value of $1,344,750. See “Performance Accelerated Restricted Stock Awards.”

(7)	Reflects an award of 45,000 shares of PARS to Mr. Mahoney in each year at a per share value of $13.65 for the 2001 grant, $14.1875 for the 2000 grant and $20.75 for the 1999 grant. As of February 2, 2002, each year’s grant had a total value of $806,850. See “Performance Accelerated Restricted Stock Awards.”

(8)	Includes 8,514 shares obtained as a result of the reclassification of Staples.com stock, effective August 27, 2001.

(9)	Includes 140,394 shares obtained as a result of the reclassification of Staples.com stock, effective August 27, 2001

(10)	Reflects an award of 45,000 shares of PARS to Mr. Vassalluzzo in each year at a per share value of $13.65 for the 2001 grant, $14.1875 for the 2000 grant and $20.75 for the 1999 grant. As of February 2, 2002, each year’s grant had a total value of $806,850. See “Performance Accelerated Restricted Stock Awards.”

(11)	Includes 8,514 shares obtained as a result of the reclassification of Staples.com stock, effective August 27, 2001.

(12)	Includes 140,394 shares obtained as a result of the reclassification of Staples.com stock, effective August 27, 2001.

(13)	Reflects an award of 25,000 shares of PARS to Ms. Hoyt in each year at a per share value of $13.65 for the 2001 grant, $14.1875 for the 2000 grant and $20.75 for the 1999 grant. As of February 2, 2002, each year’s grant had a total value of $448,250. See “Performance Accelerated Restricted Stock Awards.”

(14)	Includes 4,730 shares obtained as a result of the reclassification of Staples.com stock, effective August 27, 2001.

(15)	Includes 70,670 shares obtained as a result of the reclassification of Staples.com stock, effective August 27, 2001.

Performance Accelerated Restricted Stock (“PARS”) Awards

     In order to maintain Staples’ high risk-high reward philosophy, the Compensation Committee adopted, as part of the Amended and Restated 1992 Equity Incentive Plan, a PARS plan (the “Plan”) for certain key executives. Under the Plan, shares of Staples common stock are granted to executives in consideration for services. The shares are “restricted” in that they may not be sold or transferred by the executive until they “vest.” Staples’ PARS issued in fiscal 2001 will vest on February 1, 2006 subject to acceleration upon achievement of certain pre-determined earnings per share growth targets over the 2002 to 2004 fiscal years. Staples’ PARS issued in fiscal 2000 will vest on February 1, 2005 subject to acceleration upon achievement of certain pre-determined earnings per share growth targets in fiscal years 2002 or 2003. Staples’ PARS issued in fiscal 1999 will vest on February 1, 2004 subject to acceleration upon achievement of certain pre-determined earnings per share growth targets over the next fiscal year. EPS growth targets are determined by the Compensation Committee each year for grants under the Plan. Once the PARS have vested, they become “unrestricted” and may be freely sold or transferred. The PARS are forfeited if the executive’s employment with Staples terminates prior to vesting except in extraordinary circumstances which include, without limitation, death or disability of the executive; a merger, consolidation, sale, reorganization or change in control of the Company; or any other nonrecurring significant event affecting the Company, the executive or the Amended and Restated 1992 Equity Incentive Plan.

   Option Grants

     The following table sets forth certain information concerning grants of stock options during the fiscal year ended February 2, 2002 for each of the Senior Executives.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share (2)	Expiration Date	Grant Date Present Value (3)
Thomas G. Stemberg	350,000	3.61%	$14.62	7/06/2011	$2,300,826
Ronald L. Sargent	275,000	2.84%	$14.62	7/06/2011	$1,807,792
	750,000	7.74%	$17.40	12/04/2011	$5,516,939
John J. Mahoney	100,000	1.03%	$14.62	7/06/2011	$ 657,379
Joseph S. Vassalluzzo	100,000	1.03%	$14.62	7/06/2011	$ 657,939
Susan S. Hoyt	50,000	0.52%	$14.62	7/06/2011	$ 328,689

(1)	Each of the options granted vests over a four-year period as follows: 25% of such shares will vest one year after the date of grant and the remaining 75% of such shares will vest in equal monthly installments (2.083% per month) over the following 36 months, provided that the optionee continues to be employed by Staples on such dates. The exercisability of the options are accelerated under certain circumstances. See “Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives.”

(2)	The exercise price is equal to the fair market value per share of Staples common stock on the date of grant.

(3)	The estimated present values at grant date have been calculated using a Black-Scholes option pricing model, based upon the following assumptions: a six-year expected life of option; a dividend yield of 0.0%; expected volatility of 44.04% (for the grant expiring on July 6, 2011) and 43.04% (for the grant expiring on December 4, 2011); and risk-free interest rates of 5.24% (for the grant expiring on July 6, 2011) and 4.41% (for the grant expiring on December 4, 2011), representing the interest rate on a U.S. Government zero-coupon bond on the date of grant, with a maturity corresponding to the expected life of the option. Values are adjusted to reflect a risk of forfeiture due to vesting requirements.

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Option Exercises and Holdings

     The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended February 2, 2002 by each of the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on February 2, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

Name	Number of Shares of Common Stock Acquired On Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End (2) Exercisable/Unexercisable

Thomas G. Stemberg	420,000	$6,171,063	4,508,669/1,021,875	$20,759,450/$2,271,336
Ronald L. Sargent	0	$ 0	1,691,093/2,411,720	$7,263,322/$3,907,747
John J. Mahoney	150,792	$ 996,057	787,599/782,813	$2,920,022/$2,077,146
Joseph S. Vassalluzzo	199,404	$2,673,016	885,271/801,355	$3,944,349/$2,005,628
Susan S. Hoyt	146,250	$1,076,766	396,864/402,866	$1,465,665/$3,466,936

(1)	Represents the difference between the exercise price and the fair market value of the Staples common stock on the date of exercise.

(2)	Based on the fair market value of Staples common stock on February 2, 2002 ($17.93 per share), less the option exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Agreements with Senior Executives

     Staples has entered into Severance Benefit Agreements (the “Severance Agreements”) with each of Ms. Hoyt and Messrs. Mahoney, Sargent and Vassalluzzo. Under the Severance Agreements, following termination of employment by Staples without cause (or “constructive discharge” as provided in the Severance Agreements), Mr. Sargent would be entitled to continuation of salary and other benefits for 18 months and Ms. Hoyt and Messrs. Mahoney and Vassalluzzo would be entitled to continuation of salary and other benefits for 12 months. Each executive would receive such benefits for an additional period of six months if such termination occurred within two years following a “change in control” of Staples (as defined in the Severance Agreements). A change in control of Staples also results in a partial acceleration of the exercisability of outstanding options held by the executives (and all Staples associates) and a discharge without cause (or resignation for good reason) within one year after a change in control results in the acceleration in full of all options and PARS held by the executives (and all Staples associates). In the event Mr. Mahoney is terminated without cause within one year after a change of control, Staples would also guarantee to him that the sum of all severance payments plus the total gain realized and realizable upon the sale and/or exercise of his PARS and/or options would equal at least $2,000,000.

     Effective as of February 3, 2002, Staples entered into an employment agreement with Mr. Stemberg, who has been succeeded by Mr. Sargent as Chief Executive Officer. Under this Agreement, Mr. Stemberg will remain with the Company on a full-time basis as Chairman for an initial period of up to two years, and thereafter will assume, for an additional two-year period, a part-time position as Non-Executive Chairman. Under the Agreement, Staples shall: (1) pay Mr. Stemberg an annual salary and bonus, and grant stock incentive awards, at a level equal to that paid to the Chief Executive Officer during the first two years and at a level equal to 75% of that paid to the Chief Executive Officer during the following two years, and (2) during years five and six, pay Mr. Stemberg an annual amount equal to his base salary at the end of the first four years and the average of the three most recent annual bonuses paid to him. Staples has also granted to Mr. Stemberg an incentive award consisting of 300,000 shares of restricted common stock, which shall vest upon the earlier of January 31, 2004 or the occurrence of a change in control. All incentive stock awards granted during the term of the Agreement vest by the earlier of a change in control or the end of fiscal 2005. Mr. Stemberg has agreed not to compete with Staples during the term of the Agreement.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Based solely on its review of copies of reports filed by the Directors and the executive officers required to file such reports pursuant to Section 16(a) under the Securities and Exchange Act of 1934, Staples believes that all Directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities and Exchange Act of 1934, with the exception of the grant of 2,000 PARS of Staples common stock to Mr. Nakasone in October 2001, which was reported in November 2001 and the grant of 800 PARS of Staples common stock to Margaret Whitman, a former director, in October 2001, which was reported in November 2001.

Compensation Committee Interlocks and Insider Participation

     Messrs. Nakasone and Trust, Outside Directors of Staples, served on the Compensation Committee for the entire fiscal year ended February 2, 2002. Mr. Blank, also an Outside Director of Staples, joined the Compensation Committee in August 2001. No executive officer of the Company has served as a Director or member of the Compensation Committee of any other entity whose executive officers served as a Director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

     Staples has retained the services of the law firm Verner, Liipfert, Bernhard, McPherson and Hand, of which Senator Mitchell is a partner. The Corporate Governance Committee of the Board of Directors reviewed and approved this relationship. See “Director Compensation” regarding Senator Mitchell’s consulting agreement with the Company.

     Staples has a policy that transactions and loans, if any, between Staples and any of its officers, Directors or affiliates will be on terms no less favorable to Staples than could be obtained from unrelated third parties and will be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors. In addition, this policy mandates that Staples may make loans to any such officers, Directors or affiliates for bona fide business purposes only.

     Staples guaranteed loans from Boston Safe Deposit and Trust Company made to certain executives in 1999. The proceeds of these loans were used to acquire shares of Staples.com stock pursuant to stock options, which shares were reclassified as Staples common stock effective August 27, 2001. Each executive pledged his or her shares as security for the loan. Originally, thirteen executives borrowed an aggregate of $7.8 million, with three of the executives arranging to defer payment of interest thereon for two years. All loans accrue interest at a floating annual rate equal to the rate quoted as “Call Money” from time to time in the “Money Rates” Section of The Wall Street Journal. In September 2001, seven executives repaid their loans in full. The following table sets forth the names and titles of the executive officers, some of whom are former executive officers, who had loans outstanding during the fiscal year, the largest outstanding principal balance for each loan during the fiscal year; and the outstanding balance of each loan on March 21, 2002.

Name	Title	Largest Principal Balance During Fiscal Year 2001	Loan Balance on March 21, 2002

Joseph G. Doody	President - Staples North	$566,546	$0
	American Delivery

Deborah G. Ellinger	Former Senior Vice President -	$172,991	$0
	Strategic Planning & New
	Business Development

Shira Goodman	Executive Vice President -	$244,286	$0
	Marketing

Susan S. Hoyt	Executive Vice President -	$522,470	$0
	Human Resources

Jeanne B. Lewis	Former President - Staples	$1,129,673	$0
	Direct

Brian Light	Executive Vice President -	$237,991	$26,056
	Staples Business Delivery

John J. Mahoney	Executive Vice President -	$1,037,946	$0
	Chief Administrative Officer

Robert J. Moore	Former Executive Vice	$241,488	$0
	President - Marketing

Ronald L. Sargent	President, Chief Executive	$782,365	$0
	Officer and Director

Jack A. VanWoerkom	Senior Vice President - General	$172,991	$0
	Counsel & Secretary

Joseph S. Vassalluzzo	Vice Chairman	$1,037,946	$582,792

Compensation Committee Report on Executive Compensation

     Staples’ executive compensation program is administered by a Compensation Committee composed of Messrs. Trust, Blank and Nakasone, all of whom are Outside Directors. Staples’ executive compensation program is designed to retain and reward executives who are responsible for leading Staples in achieving its business objectives. All decisions by the Compensation Committee relating to the compensation of Staples’ executive officers are reviewed by the full Board. This report is submitted by the Compensation Committee and addresses Staples’ compensation policies for fiscal 2001 and forward as they affect the Chief Executive Officer and the other executive officers of Staples.

Compensation Philosophy

     The objectives of the executive compensation program are to (i) align compensation with business objectives, individual performance and the interests of Staples’ stockholders, (ii) motivate and reward high levels of performance, (iii) recognize and reward the achievement of Company and/or business unit goals, and (iv) enable Staples to attract, retain and reward executive officers who contribute to the long-term success of Staples.

     The Compensation Committee’s executive compensation philosophy is that a significant portion of executive compensation should be tied directly to the performance of Staples as a whole. Our compensation philosophy reflects our practice of leveraging equity and aligning executive compensation with the interests of our stockholders. Accordingly, more emphasis is placed on total direct compensation instead of the separate components of base pay, cash bonus awards and equity awards. The executive compensation philosophy is as follows:

Senior Executive Officers

•	Base Pay and Annual Total Cash Compensation (base salary plus cash bonus) are reviewed annually, but are expected to be well below the median of the market.

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•	Total Direct Compensation (base, bonus and long-term incentives) is highly leveraged with equity and is targeted to deliver well above the median of the market, based on performance.

Executive Officers

•	Base Pay and Annual Total Cash Compensation (base salary plus cash bonus) are targeted at the median of the market.

•	Total Direct Compensation (base, bonus and long-term incentives) could deliver well above the median of the market, based on performance.

Status of the Executive Compensation Program

     Based on information provided by Watson Wyatt, an international compensation and human resources consulting group, the Compensation Committee targeted total annual compensation (base salary, cash bonus and stock) to fall above the median relative to the pay practices of a peer group of publicly traded companies in the retail industry (including companies in the Standard & Poor’s Retail Composite Index contained in the stock performance graph contained in this proxy statement). The Committee seeks, however, to provide its executives with opportunities for compensation substantially higher than base salary through performance-based bonuses, stock options and PARS. The Committee also believes that bonus awards tied to achievement of pre-approved performance goals serve as an influential motivator for Staples’ executives and help to align the executives’ interests with those of the stockholders of Staples. The Committee also continues to believe that a substantial portion of the compensation of Staples’ executives should be linked through Staples’ stock option and PARS program to the success of Staples’ stock in the marketplace. Stock options and PARS further align the interests of management and stockholders and assist in the retention of valued executives.

•	Base Salaries: Base salaries for the Senior Executive Officers are generally below the 40th percentile of comparable positions in the Watson Wyatt established retail peer group.

•	Bonus: Each of Staples’ executive officers, including the Senior Executives, was eligible to participate in Staples’ Executive Officer Incentive Plan in fiscal 2001 (the “Bonus Plan”). The Bonus Plan provided for the payment of a range of cash bonuses to executive officers based on pre-established objectives relating to company-wide earnings per share, return on net assets, and customer service goals.

The earnings per share, return on net assets and customer service goals for the Bonus Plan were determined by the Compensation Committee and approved by the Board of Directors at the beginning of fiscal 2001. The Compensation Committee established target bonus payouts for executives in an attempt to bring the cash portion of total annual compensation (base salary plus target bonus) to approximately the median of the cash compensation paid to the Watson Wyatt retail peer group.

For fiscal 2001, Staples fell short of the pre-established objectives for earnings per share, customer service and return on net assets and, consequently, bonuses were not earned under the Bonus Plan. The Compensation Committee and the Board of Directors, however, considered how significant external factors beyond management’s control negatively affected the Company’s performance. The Compensation Committee thus recommended, and the Board of Directors approved, bonus awards, which generally represented 25% of the targeted award for bonus eligible associates.

•	Stock Options: In addition to base salary and bonuses, Staples’ executives are also annually granted performance-based long-term incentives represented by stock options. The intent of these awards is to further encourage retention and promote identity of interest with Staples’ stockholders. The 1992 Equity Incentive Plan was amended and restated in 2001 to provide for awards of options to purchase shares of Staples common stock. The Compensation Committee also considers the fact that stock options are an important part of executive compensation in the business environment in which Staples competes for executives. The continued future success of Staples is dependent on Staples’ ability to attract and retain key executives. Accordingly, the Compensation Committee considers data about the level of stock options awarded in companies in Staples’ competitive business group and in the broader competitive labor market in which it competes for executive talent.

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Annual stock option awards of Staples common stock were made to executive officers in July 2001, the same time that stock option awards were made to all stock option eligible associates of the Company. In granting these options, the Compensation Committee considered the influence and business drivers within each executive’s area of responsibility. The vesting schedule of these grants is 25% vesting one year from date of grant and monthly thereafter over the next three years. To align the Senior Executives with overall company performance and to build shareholder wealth, the Senior Executive Officers are highly leveraged with equity comprising 80% of total targeted direct compensation.

•	Performance Accelerated Restricted Stock (PARS): In order to maintain Staples’ high risk-high reward philosophy, help retain key executives, maintain focus on stockholder returns and reinforce our compensation philosophy, the Compensation Committee has adopted the use of PARS for certain key management, including Staples’ executive officers. The shares are “restricted” in that they may not be sold or transferred by the executive until they “vest”. Staples’ PARS issued in fiscal 2001 will vest on February 1, 2006 subject to acceleration if Staples achieves certain pre-determined earnings per share growth targets over the 2002 to 2004 fiscal years. Earnings per share growth targets are determined by the Compensation Committee and approved by the Board of Directors each year for grants of PARS made in that year. Once the PARS have vested, they become “unrestricted” and may be sold or transferred by the executive, subject to applicable law. As a result of falling short of the 2001 earnings per share objective, there will be no accelerated vesting of PARS this year.

     Mr. Stemberg, Staples’ Chairman of the Board and Chairman, is eligible to participate in the same executive compensation program available to other Staples executives, and his total annual compensation, including compensation derived from the Bonus Plan and stock option/PARS program, was set by the Compensation Committee in accordance with the same criteria used for other executives. Mr. Stemberg’s annual salary was increased in fiscal 2001 from $712,400 to $730,000. Mr. Stemberg’s annual salary remained below the 25th percentile for the Chief Executive Officer position within the Watson Wyatt retail peer group. Under the Bonus Plan, Mr. Stemberg was paid a bonus of $182,198, placing his total cash compensation below the 25th percentile of the Watson Wyatt retail peer group. In fiscal 2001, the Compensation Committee granted Mr. Stemberg 100,000 PARS and options to purchase 350,000 shares of Staples common stock under the PARS/options program. These grants were valued and based on the same factors the Compensation Committee considered in establishing the size of other executives’ PARS and stock option grants. Using the Black-Scholes valuation for options, total annual compensation to Mr. Stemberg in fiscal 2001 placed him at the median of the Watson Wyatt retail peer group.

     Mr. Sargent, appointed Staples’ Chief Executive Officer effective February 1, 2002, is eligible to participate in the same executive compensation program available to other Staples executives, and his total annual compensation, including compensation derived from the Bonus Plan and stock option/PARS program, was set by the Compensation Committee in accordance with the same criteria. Mr. Sargent’s annual salary was increased in fiscal 2001 from $546,000 to $730,000. Under the Bonus Plan, Mr. Sargent was paid a bonus of $134,505, placing his total cash compensation below the 35th percentile of the Watson Wyatt retail peer group. In fiscal 2001, the Compensation Committee granted Mr. Sargent 75,000 PARS, and options to purchase 275,000 shares of Staples common stock under the PARS/options program. These grants were valued and based on the same factors the Committee considered in establishing the size of other executive PARS and stock option grants. Using the Black-Scholes valuation for options, total annual compensation to Mr. Sargent in fiscal 2001 placed him at the median of the Watson Wyatt retail peer group.

     In connection with Mr. Sargent’s transition to Chief Executive Officer, the Compensation Committee granted Mr. Sargent an additional 100,000 PARS and options to purchase 750,000 shares of Staples common stock.

Tax Considerations

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to a public company’s chief executive officer or any of its four other most highly-paid executives is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by the stockholders. In 1998, the Compensation Committee adopted and Staples stockholder approved, the Bonus Plan in compliance with Section 162 (m). The Company’s stock option plans are performance-based, and accordingly, comply with Section 162(m). Finally, while the Company’s PARS program has a significant performance component, it cannot be qualified under 162(m) without compromising valuable executive incentives which the Compensation Committee believes outweigh any tax benefit to the Company. In fiscal 2001, however, no executive earned more than $1 million.

Compensation Committee:	Martin Trust, Chairman Arthur M. Blank Robert C. Nakasone

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Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved by the Board of Directors on March 16, 1995 and amended on March 4, 2001. The members of the Audit Committee are independent Directors, as defined by its charter and the rules of the Nasdaq National Market.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended February 2, 2002 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit related services provided to the Company by Ernst & Young LLP with the auditors’ independence.

     The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 2, 2002 for filing with the Securities and Exchange Commission.

Audit Committee:	Paul F. Walsh, Chairman Mary Elizabeth Burton James L. Moody, Jr.

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STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on Staples common stock between February 1, 1997 and February 2, 2002 (the end of fiscal 2001) with the cumulative total return of (1) Standard & Poor’s 500 Composite Index and (2) the Standard & Poor’s Retail Store Composite Index. This graph assumes the investment of $100.00 on February 1, 1997 in Staples common stock, the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Retail Store Composite Index, and assumes dividends are reinvested. Measurement points are January 31, 1998, January 30, 1999, January 29, 2000, February 3, 2001 and February 2, 2002 (Staples’ last five fiscal year ends).

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please mark your votes as indicated in this example	|X|

1. To elect four Class 2 Directors to serve for a three-year term expiring at the 2005 Annual Meeting of Stockholders.				2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year.	FOR |_|	AGAINST |_|	ABSTAIN |_|
Nominees: 01 Brenda C. Barnes, 02 Mary Elizabeth Burton, 03 Richard J. Currie, 04 Rowland T. Moriarty

FOR ALL NOMINEES	|_|	WITHHELD FOR ALL NOMINEES	|_|
______________________________				By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.				|_|
For all nominees except as noted above.
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	|_|	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	|_|

Signature ___________________________ Signature _______________________ Date _____________

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, an authorized person should sign.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to the annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/spls

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the Internet at: http://ar.streetlink.com/p50216/ar.pdf http://ar.streetlink.com/p50216/nps.pdf

PROXY

STAPLES, INC.
Proxy for the Annual Meeting of Stockholders to be held
on June 11, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY

      The undersigned, revoking all prior proxies, hereby appoint(s) Thomas G. Stemberg, John J. Mahoney and Jack A. VanWoerkom, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Staples, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m., local time, and at any adjournment thereof.

      In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

      This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given in the executed proxy this proxy will be voted FOR the election of Directors, and FOR Proposal 2. Attendance of the undersigned at the meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE                                                                                                                                  SEE REVERSE SIDE
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